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NEOGENOMICS, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is between NeoGenomics, Inc., a Nevada corporation (the “Company”), and Douglas M. VanOort Living Trust, a trust whose address is set forth on the signature block hereto (the “Subscriber”).

WHEREAS, the Company recently hired the beneficiary of the Subscriber as  the Executive Chairman and Interim CEO of the Company and desires to allow the Subscriber to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company in an exempt, limited private offering under Rule 506 of Regulation D (“Reg. D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire the number of shares of the Common Stock as specifically set forth on the signature page hereof;

NOW, THEREFORE, for and in consideration of the agreements hereinafter set forth, the parties agree as follows:

1.           Subscription For Shares.  Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of shares of Common Stock as set forth upon the signature page hereof (the “Subscription Shares”) at a price payable in cash equal to $0.80 per Subscription Share, and the Company agrees to sell and issue such Subscription Shares to the Subscriber for such purchase price.   This Agreement shall be effective on the later of the date of (i) acceptance by the Company or (ii) the receipt by the Company of payment in full for the Subscription Shares (the “Effective Date”).  The certificate for the Subscription Shares shall be delivered by the Company within five days following the Effective Date.   The Subscriber agrees that he will not, for a period of Seven Hundred Thirty (730) days from the Effective Date (the “Lock-up Period”), directly or indirectly, sell, transfer, assign or hypothecate any of the Subscription Shares except for the transfer of up to an aggregate of fifty percent (50%) of the Subscription Shares to (i) his spouse and/or his children or any trust set up for the benefit of his spouse and/or children or (ii) any entity that is an Affiliate of the Subscriber; provided that, any such transferees shall be bound by the restrictions set forth in this Agreement and, to the extent requested by the Company,  shall agree in writing to be bound  by the provisions of this Agreement by executing a joinder in a form reasonably acceptable to the Company.  Notwithstanding the foregoing, if the Subscriber’s employment with the Company under that certain Employment Agreement, dated March 16, 2009, is terminated by the Company for any reason prior to the expiration of the Lock-up Period, then such Lock-up Period shall be deemed to have expired as well.  For purposes of this Agreement, such permitted transferees are referred to herein as “Permitted Transferees”.   For purposes of this Agreement, “Affiliate” of a Person (as defined below) means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person.  For purposes of this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.	Acknowledgements, Agreements, Representations and Covenants of Subscriber.

2.1           (a)           The Subscriber acknowledges that a purchase of the Subscription Shares involves a high degree of risk in that (i) the Company is highly speculative;  (ii) the investment is illiquid; and (iii) transferability of the Subscription Shares is extremely limited.

(b)           The Subscriber represents that he is an “accredited investor” within the meaning of Rule 501(a) of Reg. D.

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(c)           The Subscriber represents and warrants (i) that he has been furnished by the Company during the course of evaluating his interest in this transaction with all information regarding the Company which he had requested or desired to know; (ii) that all documents which could be reasonably provided have been made available for his inspection and review; (iii) that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering; (iv) that he has read in its entirety the Company’s most recent Securities and Exchange Commission filings including Amendment No.1 to Form S-1 Registration Statement filed January 22, 2009 and related prospectus filed on March 11, 2009 which includes the Company’s risk factors, and fully understands the information contained therein; and (v) that he understands those risk factors associated with an investment in the Subscription Shares.

(d)           The Subscriber acknowledges that the purchase price for the Subscription Shares has been established based on a valuation for the Company which bears no relationship to the assets or book value of the Company, or any other customary valuation criteria.

 (e)           The Subscriber represents (i) that he has not been the subject of any general solicitation by the Company, and (ii) that he knows of no general solicitation, including any general advertising, by the Company in connection with the sale of the Subscription Shares.

(f)           The Subscriber acknowledges that this offering of Subscription Shares may involve tax consequences and that he has received no opinions or statements from the Company in respect of same.  The Subscriber further acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Subscription Shares.

2.2           (a)           The Subscriber acknowledges that the Subscription Shares have not been registered under the Securities Act, or the securities laws of any individual states, that the Subscription Shares are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Subscription Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the  Securities and Exchange Commission (the “SEC”) thereunder or in connection therewith, and applicable state securities laws.  The Subscriber further acknowledges that the Subscription Shares must be held indefinitely unless they become registered under the Securities Act, or an exemption from such registration is available, and an opinion of counsel is furnished stating that registration is not required under the Securities Act or such state securities laws.

(b)           The Subscriber is aware and understands that availability of the claimed exemption from registration under the Securities Act  depends, in part, upon his investment intention.  In this connection, the Subscriber is further aware and understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital gains period under any tax statutes, for a deferred sale, for a market rise, assuming that a market is maintained, or for any other fixed period.  The Subscriber is further aware and understands that, in the view of the SEC, a purchase now with an intent to resell (notwithstanding any registration rights granted in connection with such Subscription Shares) would represent a purchase with an intent inconsistent with his representation to the Company contained herein, and the SEC would likely regard such a sale or disposition as a deferred sale to which such exemptions are not available.

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(c)           The Subscriber understands that there is currently a very limited public market for the Subscription Shares.  The Subscriber understands that the Subscription Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.   The Subscriber further understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.   The Subscriber further understands and hereby acknowledges that, unless and until the Subscription Shares are registered, any determination to allow the Subscription Shares to be transferred out of the Subscriber’s name shall be within the exclusive discretion of the Company, and shall only be permitted to the extent that an opinion of counsel to the Company has been obtained to the effect that neither the sale nor the proposed transfer would result in a violation of the Securities Act or of the applicable securities laws of any state or other jurisdiction.

(d)           The Subscriber acknowledges that the certificates to be issued representing the Subscription Shares may bear a legend containing the following or similar words:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF, OR OFFERED FOR TRANSFER, SALE OR OTHER DISPOSITION IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (ii) THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL TO THE COMPANY”.

2.3           The Subscriber agrees to indemnify and hold harmless the Company, and  each of its officers, directors, agents and attorneys against any and all losses, claims, demands, liabilities and expenses incurred by the Company and/or any such individual in connection with the defending or investigating of any claims or liabilities, including reasonable legal or other expenses as such are incurred and whether or not resulting in any liability to the Company or such individual, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue representation or other statement  of a material fact contained in this Subscription Agreement, or (b) arise out of or are based upon any breach by the Subscriber of any representation, warranty, agreement or covenant contained herein.

2.4           The Subscriber represents that the address furnished at the end of this Subscription Agreement is the address of Subscriber’s principal residence.

2.5           The Subscriber acknowledges that at such time, if ever, as any of the Subscription Shares are registered, sales of such Subscription Shares will be subject to federal, state and other applicable securities laws, including those which may require that such securities be sold through a registered broker-dealer or in reliance upon an exemption from registration, and the Subscriber agrees and covenants to comply with all such applicable laws.

2.6           The Subscriber agrees and covenants to execute and deliver all such further documents, agreements, and instruments, and take such other and further action, as may be reasonably requested by the Company to carry out the purposes and intent of, and any legal requirements associated with, this Subscription Agreement.

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3.           Representations, Agreements, and Covenants of the Company.

3.1            The Company hereby represents and warrants to the Subscriber as of the date hereof as follows:

(a)           The Company is a corporation duly organized and existing under the laws of the State of Nevada, and has the power to conduct the business which it conducts.

(b)           The acceptance, execution, and delivery of this Subscription Agreement by the Company shall have been duly approved by the board of directors of the Company, and all other actions required to authorize and effect the offer and sale of the Subscription Shares shall have been duly taken and approved.

(c)           Upon issuance, the Subscription Shares shall be fully paid and non-assessable.

3.2           The Company is not subject to any pre-emptive rights or any other contractual obligations that would preclude or interfere with the sale of the Subscription Shares.

3.3           As of the date hereof, the Company has (i) 100,000,000 shares of Common Stock authorized, of which 32,131,021 are issued and outstanding prior to taking into consideration the Subscription Shares, (ii) 10,000,000 shares of Preferred Stock authorized, of which none are outstanding, and (iii)  outstanding warrants to purchase 5,837,838 shares of Common Stock.  The Company further represents  that as of December 31, 2009, it had outstanding options to purchase 3,755,126 shares of Common Stock and that it does not believe that such number of outstanding options has changed materially since December 31, 2008.

4.           Piggyback Registration.

 4.1           Following the expiration of the Lock-up Period, until all Subscription Shares (the “Registrable Securities”) held by the Subscriber and any Permitted Transferees (the “Stockholders”) have been sold or may be sold without any restrictions pursuant to Rule 144 promulgated under the Securities Act, if (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Securities Act  in connection with the public offering of such securities by the Company solely for cash (other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form)), the Company shall, at such time, promptly give each Stockholder that then holds Registrable Securities written notice of such registration.  Upon the written request of any such Stockholders or any other party that may have piggyback registration rights with the Company received by the Company within ten (10) business days after mailing of such notice by the Company in accordance with this Section 4(a) (the “Electing Holders”), the Company shall (subject to, among other things, limitations imposed by the Securities and Exchange Commission or federal securities laws and regulations) use its commercially reasonable efforts to include in such registration all of such Registrable Securities that are specified in such request.  Notwithstanding the foregoing, the Company shall not be required to register any Registrable Securities that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective registration statement.  If the registration involves an underwritten offering to the public, all Electing Holders must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or other selling stockholders.  If, at any time after giving notice of the Company’s intention to register any securities pursuant to this Section 4(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  The Company shall have no obligation to make any offering of its securities, or to complete an offering of its securities that it proposes to make.

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4.2 If such registration involves an underwritten offering to the public, if the managing underwriter of the underwritten offering shall inform the Company by letter of the underwriter’s opinion that the number of Registrable Securities requested to be included in such registration would, in its opinion, materially adversely affect such offering, including the price at which such securities can be sold, and the Company has so advised the Electing Holders in writing, then the Company shall include in such registration, to the extent of the number that the Company is so advised can be sold in (or during the time of) such offering, (i) first, all securities proposed by the Company to be sold for its own account, then (ii) such Registrable Securities requested to be included by the Electing Holders, allocated pro rata among such Electing Holders in proportion, as nearly as practicable, to the respective amounts of such securities requested to be included in such registration.

4.3 Each Electing Holder agrees that, upon receipt of any notice from the Company of the happening of a Specified Event (as defined below) such Electing Holder will immediately discontinue disposition of Registrable Securities pursuant to any registration statement covering such Registrable Securities until such Electing Holder’s receipt of copies of a supplemented or amended prospectus (which the Company shall promptly prepare following the happening of a Specified Event) or receipt of notice that no supplement or amendment is required.  For purposes of this Agreement, “Specified Event” means (i) the Securities and Exchange Commission issues any stop order suspending the effectiveness of any registration statement or initiates any proceedings for that purpose; (ii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (iii) the financial statements included in any registration statement become ineligible for inclusion therein or any statement made in any registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a registration statement, related prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.4           Each Electing Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a registration statement.

4.5           Each Electing Holder shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Section 4.

5.           Miscellaneous.

5.1           Any notice, service of process, or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at 12701 Commonwealth Drive, Suite 5, Fort Meyers, FL 33913, and to the Subscriber at his address indicated on the last page of this Subscription Agreement.  Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.  Either party may change its address for purposes hereof at any time or from time to time by providing notice in writing to the other party in accordance herewith, and any such newly designated address shall thereafter serve for purposes hereof in lieu of the address stated herein.

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5.2           This Subscription Agreement shall not be changed, modified, or amended except through a writing signed by both the Company and the Subscriber.

5.3           This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors, and/or assigns.   This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior discussions, agreements, and understandings of any and every nature between them.

5.4           Notwithstanding the place where this Subscription Agreement may have been executed by either party, it is agreed that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada without regard to principles of conflicts of laws.  The parties hereby agree that any dispute that may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in Lee County, Florida  and they hereby submit to the exclusive jurisdiction of the courts of the State of Florida located in Fort Myers, Florida, and of the federal courts having jurisdiction in such district with respect to any action or legal proceeding commenced by either party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities pursuant hereto.

5.5           This Subscription Agreement may be executed in counterparts.  Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Subscription Shares as herein provided, but shall only be binding upon the Company if and when executed by the Company.

5.6           The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.7           It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent or continuing breach by that same party.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year set forth in each case below.

Signature of Subscriber or Representative		Subscription Accepted:
DOUGLAS M. VANOORT LIVING TRUST		NEOGENOMICS, INC.
- A Nevada Corporation -

/s/ Douglas M. VanOort		By:	/s/Robert P. Gasparini
Name:	Douglas M. VanOort	Name:	Robert P. Gasparini
Title:	Trustee	Title:	President
Date:	March 16, 2009	Date:	March 16, 2009

Address:	3275 Regatta Road
Naples, FL 34103

Total Number of Common Shares Subscribed For:  625,000 (for a gross purchase price of $500,000)